UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2016

____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Merger Agreement
On May 5, 2016 (the “Signing Date”), Vonage Holdings Corp. (“Vonage”) entered into a definitive agreement to acquire Nexmo, Inc. (“Nexmo”), a global leader in the Communications-Platform-as-a-Service (“CPaaS”) segment of the cloud communications market, for $230 million in cash and stock, subject to adjustment as described herein. In addition, Nexmo shareholders may earn additional consideration of up to $20 million, subject to the achievement of certain performance targets during the 12 month period following the closing of the transaction (the “Variable Payout Amount”). The acquisition will occur pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among Vonage, Neptune Acquisition Corp., a Delaware corporation and newly formed wholly owned subsidiary of Vonage (“Merger Sub”), Nexmo, and Shareholder Representative Services, LLC, as representative of the securityholders of Nexmo (the “Representative”), pursuant to which Merger Sub will, on the terms and subject to the conditions thereof, merge with and into Nexmo with Nexmo surviving as a wholly owned subsidiary of Vonage (the “Merger”).
Consideration
Vonage will acquire Nexmo for $230 million, subject to adjustment for the amount of Nexmo’s working capital at closing, and subject to reduction for Nexmo’s outstanding indebtedness and unpaid transaction expenses as of closing (the "Closing Merger Consideration"). The parties have agreed to a normalized working capital target and to a post-closing purchase price adjustment mechanism. Approximately 75% of the purchase price will be paid in cash and the remaining 25% will be paid through the issuance of shares of Vonage common stock, provided that the percentage of cash consideration may be increased to 100% (and the percentage of stock consideration decreased to 0%) at the election of Vonage.
Of the Closing Merger Consideration, $195 million will be paid at close, consisting of a minimum of $159 million of cash and a maximum of $36 million in stock. The remaining $35 million of the Closing Merger Consideration will be paid in the form of restricted cash and restricted stock to Nexmo management and employees, both subject to vesting requirements over time. Vonage believes this structure will provide significant long-term incentives and retention value for Nexmo management.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), outstanding options to purchase Nexmo common stock that are fully vested and exercisable as of the Effective Time, will be cashed out at the spread between the exercise price and the applicable merger consideration. Unvested options held by continuing employees will be assumed by Vonage and will be converted, at an exchange ratio described in the Merger Agreement, into options to purchase shares of Vonage common stock. All options to purchase Nexmo common stock that are out-of -the-money will be cancelled and terminated with no right to receive any payment.
The number of shares of Vonage common stock comprising the stock portion of the merger consideration will be calculated prior to the Effective Time using the average of the closing price of Vonage common stock on the New York Stock Exchange, as reported by the New York Stock Exchange, for the 10 consecutive full trading days ending on the trading day prior to the Signing Date.
In addition to the Closing Merger Consideration, Vonage may pay the Variable Payout Amount to the holders of Nexmo stock based on (i) Nexmo’s revenues received from its top customers following the Closing, as described in further detail in the Merger Agreement, and (ii) the achievement of certain revenue targets during the 12 month period following the Closing, which Variable Payout Amount may be in the form of (at Vonage’s sole discretion) cash, a number of shares of Vonage common stock or a combination thereof.
The shares of Vonage common stock issued pursuant to the Merger will be issued only to “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). No public offering of securities is contemplated.
Representations, Warranties and Indemnities
The Merger Agreement contains customary representations, warranties, covenants and indemnification rights. A portion of the purchase price will be deposited into escrow to secure the indemnification obligations under the Merger Agreement of

Nexmo’s equityholdersin respect of any breach of Nexmo’s representations, warranties or covenants set forth in the Merger Agreement and in respect of certain other matters.
Approvals
The boards of directors of each of Vonage, Merger Sub and Nexmo have approved the Merger Agreement. In addition, following execution of the Merger Agreement, the holders of a majority of the Nexmo Capital Stock (voting together as a single class on an as-converted basis), (ii) the holders of a majority of the shares of Series D Preferred Stock (voting as a separate class), (iii) the holders of a majority of the shares of Series C Preferred Stock (voting as a separate class), (iv) the holders of a majority of the shares of Series B Preferred Stock (voting as a separate class), and (v) the holders of a majority of the shares of Series A Preferred Stock (voting as a separate class), delivered a written consent whereby they approved the Merger and adopted the Merger Agreement. No further board or stockholder approvals are required to approve the Merger or adopt the Merger Agreement.
In addition, certain holders of shares of Nexmo preferred stock have delivered support agreements (the “Support Agreements”), pursuant to which they have agreed to support the Merger and vote their shares of Nexmo stock against certain alternative transactions relating to Nexmo. The Support Agreements also contain customary provisions pertaining to waivers of dissenters’ rights, the use of confidential information related to the Company and an agreement to satisfy certain indemnification claims as set forth in the Merger Agreement.
Closing Conditions
The completion of the Merger is subject to customary closing conditions including the absence of any material adverse effect on the business and operations of Nexmo, the execution of employment arrangements with certain individuals who are currently employees of Nexmo, and the termination or expiration of the waiting period under the HSR Act.
Qualification of Description
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Vonage or Nexmo. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by Nexmo to Vonage in connection with the signing of the Merger Agreement (the “Disclosure Letter”). The Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Vonage and Nexmo rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of any facts about Vonage or Nexmo.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the Merger; (ii) future financial and operating results following the Merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the Merger on the market for the combined company’s products; and (vi) the timing of the completion of the Merger. In addition, words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Vonage’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Vonage. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (a) risks related to the integration of Nexmo into Vonage and the anticipated future benefits resulting from the acquisition of Nexmo; (b) Vonage’s or the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; (c) Vonage’s or the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; (d) the adoption rate of Vonage’s or the combined company’s products; (e) Vonage’s or the combined company’s ability to establish and maintain successful relationships with our distribution partners; (f) our ability to compete in our industry; (g) fluctuations in demand, sales cycles and prices for Vonage’s or the combined company’s products and services; (h) shortages or price fluctuations in Vonage’s or the combined company’s supply chain; (i) Vonage’s or the combined company’s ability to protect intellectual property rights; (j) general political, economic and market conditions and events; (k) the expense and impact of legal proceedings; and (l) other risks and uncertainties described more fully in Vonage’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this document are based on information available as of the date hereof, and Vonage assumes no obligation to update these forward-looking statements. Vonage reserves the right to modify future business or product plans at any time.
Item 3.02. Unregistered Sales of Equity Securities.
As described in Item 1.01 above, Vonage has entered into the Merger Agreement pursuant to which Vonage will issue shares of common stock as part of the consideration upon consummation of the Merger. The number of shares of Vonage common stock to be issued will be calculated prior to the Effective Time using the average of the closing price of Vonage common stock on the New York Stock Exchange, as reported by the New York Stock Exchange, for the 10 consecutive full trading days ending on the trading day immediately prior to the Signing Date.
The issuance and sale of the shares of Vonage common stock is exempt from registration under Section 4(a)(2) of the Securities Act because the transaction does not involve a public offering. Vonage has not engaged in general solicitation or advertising with regard to the issuance and sale of the Vonage common stock to be issued in the Merger.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated May 5, 2016, by and among Vonage, Neptune Acquisition Corp., Nexmo and the Representative
99.1	Press Release of Vonage issued on May 5, 2016

* Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Vonage hereby undertakes to furnish supplementally copies of any omitted schedules and exhibits upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	May 5, 2016	By:	/s/ David T. Pearson
David T. Pearson Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated May 5, 2016, by and among Vonage, Neptune Acquisition Corp., Nexmo and the Representative
99.1	Press Release of Vonage issued on May 5, 2016

* Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Vonage hereby undertakes to furnish supplementally copies of any omitted schedules and exhibits upon request by the SEC.